Exhibit 12.1




                         SENIOR HOUSING PROPERTIES TRUST
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)




                                                Six Months        Six months
                                                   Ended             Ended
                                               June 30, 2001     June 30, 2000
                                               -------------------------------
Earnings:
Net income                                           $5,586        $14,828
Fixed charges                                         4,062          8,399
                                               -------------------------------
Adjusted Earnings                                    $9,648        $23,227
                                               ===============================

Fixed Charges:
Interest expense                                     $4,000         $8,399
Distributions on Trust Preferred Securities              62             --
                                               -------------------------------
Total Fixed Charges                                  $4,062         $8,399
                                               ===============================

Ratios of Earnings to Fixed Charges                   2.38x        2.77x
                                               ===============================